Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Heritage Oaks Bancorp on Form S-1, of our report dated February 28, 2012, on the consolidated financial statements of Heritage Oaks Bancorp for the year ended December 31, 2011 appearing in the Company’s Annual Report on Form 10-K, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP
CROWE HORWATH LLP

Sacramento, California
May 7, 2012